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                                                                 Exhibit 99(D)33

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services Act 1986 or from another appropriate authorised independent financial adviser.

This Form of Election should be read in conjunction with the letter from Schlumberger Investments and Sema plc (Sema) accompanying this Form (the Letter). The definitions used in the Letter apply in this Form of Election save where the context otherwise requires.

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                               FORM OF ELECTION

Proposals to Canadian holder of an option granted on 14 October 1998 under the Sema Group plc 1994 Senior Executive Share Option Scheme (the Executive Scheme).

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Once completed this Form of Election should be returned to the Company
Secretarial Department at Sema plc, 233 High Holborn, London WC1V 7DJ. In order for this Form of Election to be effective, it must be received no later than 5.00 p.m. on 14 May 2001.

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To: Sema plc
Schlumberger Investments
Computershare Services PLC

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1. DO YOU ACCEPT THE CASH CANCELLATION OFFER?

                                                               BOX A
                                          Exercise Price* Accept the Cash
                                                per        Cancellation
  Date of Grant                             Sema Share         Offer
  -------------                           --------------- ---------------
  14 October 1998                              480p         [________]

By ticking Box A, I irrevocably elect to accept the Cash Cancellation Offer on the terms set out in the Letter and this Form.

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2.I HEREBY:

(a) confirm that the elections which I have made in this Form of Election are irrevocable;

(b) warrant that each option in respect of which I have elected above is valid and subsisting and free from all liens, charges and encumbrances of any nature whatsoever, and acknowledge that any option certificate in respect of such option shall become void once the Sema Shares subject to that option have been acquired pursuant to my elections in this Form of Election;

(c) irrevocably authorise any director or officer of Sema or Schlumberger Investments or any agent of such person as my attorney on my behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to the elections and acceptances I have made above, and I hereby undertake to execute any further assurances that may be required in connection with such elections and acceptances;

(d) confirm that all powers of attorney and authorities on the terms conferred by this Form of Election are given by way of security for the performance of my obligations and irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971;

(e) undertake to confirm and ratify any action properly or lawfully taken on my behalf by any attorney appointed by or pursuant to this Form of Election;

(f) accept that the option certificates issued in respect of the options granted to me in relation to which I have made elections and acceptances under this form are cancelled; and

(g) confirm that I have read and agree to the Terms and Conditions attached to this Form of Election and that I have received the Offer Document and the Letter.

Executed as a deed by the option holder:  To be completed by witness (the witness must be over 18 years of age and not the option
                                          holder's spouse)
Name of option holder                     Name of Witness
(print): _________________________________(print):_____________________________________
Signature: _______________________________Signature:___________________________________
Date: ____________________________________Date:________________________________________
Address: _________________________________Address:_____________________________________
________________________________________________________________________________________
________________________________________________________________________________________

Your signature on this Form of Election must be witnessed because English law requires you to execute this Form of Election as a deed to give effect to certain instructions in the Form.

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TERMS AND CONDITIONS

1. The delivery of this Form of Election duly signed may, if Schlumberger Investments determines it appropriate, be as effective as if it were duly completed and received notwithstanding that it is not completed or received strictly in accordance with the Form of Election, the instructions and these Terms and Conditions.

2. If you incorrectly place a tick against any option which you do not hold, that instruction will be ignored, but your remaining instructions may be actioned.

3. By completing Box A in respect of a particular option you irrevocably:

  (a) release that option over Sema Shares; and

  (b) accept the Cash Cancellation Offer on the terms set out in the Letter and authorise Schlumberger Investments to procure the payment to you of the appropriate sum net of any withholding or employee's social security charges through the payroll system.

4. The Letter and the Form of Election shall be governed by, and construed in accordance with, English law.

5. Accidental omission to despatch this document or the Letter to, or any failure to receive the same by, any person to whom the proposals are made or should be made shall not invalidate the proposals in any way.


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